Exhibit 5.1

January 7, 2010

BJ’s Restaurants, Inc.

7755 Center Avenue, Suite 300

Huntington Beach, California 92647

Re:        Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to BJ’s Restaurants, Inc., a California corporation (the “Company”), in connection with the registration by the Company of (i) senior debt securities of the Company (the “Senior Debt Securities”), (ii) subordinated debt securities of the Company (the “Subordinated Debt Securities” and, together with the Senior Debt Securities, the “Debt Securities”), (iii) common stock of the Company, no par value per share (the “Common Stock”), (iv) preferred stock of the Company, no par value per share (the “Preferred Stock”), (iv) depository shares evidenced by receipts representing fractional interests in Preferred Stock (the “Depository Shares”), (v) warrants for the purchase of Debt Securities, Preferred Stock or Common Stock (collectively, the “Warrants”) and (vi) units consisting of two or more securities of the Company described in clauses (i) through (v) or debt or equity securities of third parties, in any combination (the “Units” and, together with the Debt Securities, the Common Stock, the Preferred Stock, the Depository Shares, the Warrants, and the Units, the “Company Securities”), having an aggregate maximum offering price not to exceed $75,000,000 as set forth in the Registration Statement on Form S-3 filed by the Company (the “Registration Statement”) on or about the date hereof with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”).

The Registration Statement also relates to the registration under the Act of 3,801,730 shares of Common Stock (the “Selling Shareholder Shares”), which shares were issued by the Company in certain private placements pursuant to exemptions under the Securities Act and which shares the Company has agreed to register on behalf of the Selling Shareholders named in the Registration Statement.

The Company Securities and the Selling Shareholder Shares are referred to herein collectively as the “Offered Securities”.

This opinion is being furnished to you for submission to the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 16 of Form S-3 and Item 601(b)(5)(i) of Regulation S-K promulgated under the Securities Act.

The Offered Securities may be issued and sold or delivered from time to time as set forth in the Registration Statement, any amendment thereto, the prospectus contained therein (the “Prospectus”) and supplements to the prospectus (the “Prospectus Supplements”), and pursuant to Rule 415 under the Act.

The Senior Debt Securities will be issued pursuant to a senior debt securities indenture between the Company and the trustee named therein (the “Senior Indenture”) and the Subordinated Debt Securities will be issued pursuant to a subordinated debt securities indenture between the Company and the trustee named therein (the “Subordinated Indenture” and, together with the Senior Indenture, the “Indentures”).

The Warrants will be issued under one or more Warrant Agreements (each, a “Warrant Agreement”), each to be between the Company and a counterparty or counterparties identified therein or a financial institution identified therein as the Warrant Agent (each, a “Counterparty”).

The Units will be issued under one or more Unit Agreements (each, a “Unit Agreement”), each to be between the Company and a counterparty or counterparties identified therein (the “Unit Counterparty”).

The facts, as we understand them, are set forth in the Registration Statement.

With respect to the opinion set forth below, we have examined originals, certified copies, or copies otherwise identified to our satisfaction as being true copies, only of the following:

A. The Articles of Incorporation of the Company, as amended to date;

B. The Bylaws of the Company, as amended to date;

C. The Registration Statement;

D. The resolutions of the Board of Directors of the Company relating to the approval of the filing of the Registration Statement and transactions in connection therewith; and

E. A representation letter executed by the Chief Financial Officer of the Company certifying as to certain factual matters as of the date hereof (the “Company Rep Letter”).

In rendering the opinions set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of originals or such latter documents. We have also assumed that (i) at the time of execution, authentication, issuance, and delivery of the Senior Debt Securities, the Senior Indenture will be the valid and legally binding obligation of the Trustee; (ii) at the time of execution, authentication, issuance, and delivery of the Subordinated Debt Securities, the Subordinated Indenture will be the valid and legally binding obligation of the Trustee; (iii) at the time of execution, authentication, issuance, and delivery of Depositary Shares, the Deposit Agreement will be the valid and legally binding obligation of the Depositary; (iv) at the time of execution, countersignature, issuance, and delivery of any Warrants, the Warrant Agreement will be the valid and legally binding obligation of each Counterparty thereto; and; (v) at the time of execution, countersignature, issuance, and delivery of any Unit Agreement, the Unit Agreement will be the valid and legally binding obligation of each Unit Counterparty thereto.

As to various questions of fact material to this opinion, we have relied, to the extent we deemed reasonably appropriate, upon representations or certificates of officers or directors of the Company, without independently verifying the accuracy of such documents, records, and instruments.

In connection with the issuance of the Debt Securities, we have assumed further that (i) at the time of execution, authentication, issuance, and delivery of the Senior Indenture, the Senior Debt Securities will have been duly authorized, executed, and delivered by the Company, (ii) at the time of execution, authentication, issuance, and delivery of the Subordinated Indenture, the Subordinated Debt Securities will have been duly authorized, executed, and delivered by the Company, and (iii) execution, delivery, and performance by the Company of the Debt Securities will not violate the laws of any jurisdiction.

In connection with the issuance of Depositary Shares, we have assumed further that (i) at the time of execution, countersignature, issuance, and delivery of any Depositary Shares, the related Deposit Agreement will have been duly authorized, executed, and delivered by the Company and (ii) execution, delivery, and performance by the Company of such Deposit Agreement and such Depositary Shares will not violate the laws of any jurisdiction.

In connection with the issuance of Warrants, we have assumed further that (i) at the time of execution, countersignature, issuance, and delivery of any Warrants, the related Warrant Agreement will have been duly authorized, executed, and delivered by the Company and (ii) execution, delivery and performance by the Company of such Warrant Agreement and such Warrants will not violate the laws of any jurisdiction.

In connection with the issuance of the Units, we have assumed further that (i) at the time of execution, countersignature, issuance, and delivery of any Units, the related Unit Agreement will have been duly authorized, executed, and delivered by the Company and (ii) execution, delivery, and performance by the Company of such Unit Agreement and such Units will not violate the laws of any jurisdiction

In connection with the issuance of the Debt Securities, the Depositary Shares, the Warrants and the Units, to the extent that any of the Indentures, Depositary Agreements, Warrant Agreements or Unit Agreements, as applicable (collectively, the “Company Securities Agreements”) are stated to be governed by and construed other than in accordance with the laws of the State of California, we have assumed that the laws of the stated choice in the Company Securities Agreements are the same as the laws of the State of California or a court would apply the laws of the State of California notwithstanding the stated choice in the Company Securities Agreements.

The Offered Securities may be issued from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof, which laws are subject to change with possible retroactive effect.

Based solely upon and subject to the foregoing, and subject to the assumptions, limitations, and qualifications stated herein, we are of the opinion that:

1. With respect to the Common Stock, assuming (i) the Registration Statement (including any amendments thereto) shall become effective under the Act; (ii) the taking by the Board of Directors of the Company of all necessary corporate action to authorize and approve the issuance of the Common Stock; and (iii) due issuance and delivery of the Common Stock upon payment therefor in accordance with the applicable definitive underwriting agreement, if applicable, or Prospectus Supplement approved by the Board of Directors of the Company, the Common Stock will be validly issued, fully paid, and nonassessable.

2. With respect to the Preferred Stock, assuming (i) the Registration Statement (including any amendments thereto) shall become effective under the Act; (ii) the taking by the Board of Directors of the Company of all necessary corporate action to authorize and approve the issuance and terms of the Preferred Stock and the terms of the offering thereof; (iii) due filing of an amendment to the Articles of Incorporation of the Company (or Certificate of Determination of the rights of the particular series of Preferred Stock) with the California Secretary of State setting forth the terms of such Preferred Stock; and (iv) due issuance and delivery of the Preferred Stock upon payment therefor in accordance with the applicable definitive underwriting agreement, if applicable, or Prospectus Supplement approved by the Board of Directors of the Company, the Preferred Stock will be validly issued, fully paid, and nonassessable.

3. With respect to the Debt Securities, assuming (i) the Registration Statement (including any amendments thereto) shall become effective under the Act; (ii) the taking of all necessary corporate action to approve the issuance and terms of the Debt Securities, the terms of the offering thereof, and related matters by the Board of Directors of the Company; and (iii) the due execution, authentication, issuance, and delivery of such Debt Securities upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting, or similar agreement, as applicable, or Prospectus Supplement approved by the Board of Directors of the Company and otherwise in accordance with the provisions of the applicable Indenture, and such agreement, such Debt Securities will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

4. With respect to the Depositary Shares, assuming (i) the Registration Statement (including any amendments thereto) shall become effective under the Act; (ii) the taking of all necessary corporate action to authorize and approve the issuance of the Depositary Shares, the final terms establishing the depositary receipts representing the Depositary Shares (the “Depositary Receipts”) in the form contemplated and authorized by a Deposit Agreement and related matters by the Board of Directors of the Company; (iii) due filing of an amendment to the Articles of Incorporation (or Certificate of Determination) with the California Secretary of State setting forth the terms of such Preferred Stock with respect to which Depositary Shares are issued; (iv) the due execution, authentication, issuance, and delivery of the Depositary Shares, upon payment of the consideration therefor provided in the applicable purchase, underwriting, or similar agreement, as applicable, or Prospectus Supplement approved by the Board of Directors of the

Company and otherwise in accordance with the provisions of the applicable Deposit Agreement; and (v) the conditions in the applicable Deposit Agreement have been satisfied, the Depositary Shares will be validly issued and will entitle the holders thereof to the rights specified in the Depositary Receipts and such Deposit Agreement for such Depositary Receipts.

5. With respect to the Warrants, assuming (i) the Registration Statement (including any amendments thereto) shall become effective under the Act; (ii) the taking of all necessary corporate action by the Board of Directors of the Company to approve the execution and delivery of a Warrant Agreement and issuance of the Warrants; and (iii) the due execution, countersignature, issuance, and delivery of such Warrants upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting, or similar agreement, as applicable, or Prospectus Supplement approved by the Board of Directors of the Company and otherwise in accordance with the provisions of the applicable Warrant Agreement and such agreement, such Warrants will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

6. With respect to the Units, assuming (i) the Registration Statement (including any amendments thereto) shall have become effective under the Act; (ii) the taking of all necessary corporate action by the Board of Directors of the Company to approve the execution and delivery of the Unit Agreements and issuance of the Units; (iii) the due execution, countersignature, issuance, and delivery of the Units upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting, or similar agreement, as applicable, or Prospectus Supplement approved by the Board of Directors of the Company and otherwise in accordance with the provisions of the applicable Unit Agreement and such agreement; (iv) if such Unit Agreements relate to the issuance and sale of Common Stock, the actions described in paragraph 1 above have been taken; (v) if such Unit Agreements relate to the issuance and sale of Preferred Stock, the actions described in paragraph 2 above have been taken; (vi) if such Unit Agreements relate to the issuance and sale of Debt Securities, the actions described in paragraph 3 above have been taken; (vii) if such Unit Agreements relate to the issuance and sale of Depositary Shares, the actions described in paragraph 4 above have been taken; and (viii) if such Unit Agreements relate to the issuance and sale of Warrants, the actions described in paragraph 5 above have been taken, such Units will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

7. The Selling Shareholder Shares have been legally issued and are fully paid and nonassessable.

The opinions set forth in paragraphs 3 through 6 above are subject to (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, or other similar laws now or hereafter in effect relating to or affecting creditors’ rights generally; (ii) the effects of general equitable principles, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance or injunctive relief, whether enforcement is considered in a proceeding in equity or law; (iii) the discretion of the court before which any proceeding for enforcement may be brought; and (iv) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to the public policy.

We express no opinion as to (i) compliance with the securities or “blue sky” laws of any state in which the Offered Securities are proposed to be offered and sold or as to the effect, if any, which non-compliance with such laws might have on the validity of issuance of the Offered Securities or (ii) the accuracy or adequacy of any disclosure contained in the Registration Statement, the Prospectus or any Prospectus Supplement. Nothing herein shall be deemed to relate to or constitute an opinion concerning any matters not specifically set forth above.

This opinion letter is limited to the matters stated herein and no opinions may be implied or inferred beyond the matters expressly stated herein. The opinions expressed herein are as of the date hereof, and we assume no obligation to update or supplement such opinions to reflect any facts or circumstances that may hereafter come to our attention or any changes in law that may hereafter occur.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading “Legal Matters” therein. In giving this consent, we do not admit that we are in the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations promulgated thereunder.

We are qualified to practice law in the State of California and we do not purport to be experts on the law of any other jurisdiction other than the federal laws of the United States of America. We do not express any opinion herein concerning any law other than the laws of the State of California and the federal laws of the United States. We express no opinion and make no representation with respect to the law of any other jurisdiction.

We hereby expressly consent to (i) any reference to our firm in the Registration Statement, in any registration statement filed pursuant to Rule 462(b) under the Act for this same offering, and in any prospectus supplement filed pursuant to Rule 424 under the Act for this same offering; (ii) the inclusion of this opinion as an exhibit to the Registration Statement and the incorporation by reference into any such additional registration statement; and (iii) the filing of this opinion with any other appropriate governmental agency.

Very truly yours,

/s/ Jeffer, Mangels, Butler & Marmaro LLP